POWER OF ATTORNEY

The undersigned hereby authorizes Jennifer C. McGarey or Nicole Jones as his/her attorney-in-fact and agent, with full powers of substitution, to sign on his/her behalf and to file any and all Forms 3, 4 and 5 under the Securities Exchange Act of 1934 with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned.

Signature:	/s/ Dennis R. Beresford
Print Name:	Dennis R. Beresford

Date:	April 9, 2004